Exhibit 10.4

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of April 25, 2005 (this "Agreement") made by Millennium Cell Inc., a Delaware corporation, ("Grantor"), in favor of Portside Growth & Opportunity Fund, a company organized under the laws of the Cayman Islands in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the "Buyers" (as defined below) party to the Securities Purchase Agreement, dated as of even date herewith (as amended, restated or otherwise modified from time to time, the "Securities Purchase Agreement").

W I T N E S S E T H:

WHEREAS, Grantor and each party listed as a "Buyer" on the Schedule of Buyers attached thereto (collectively, the "Buyers") are parties to the Securities Purchase Agreement, pursuant to which Grantor shall be required to sell, and the Buyers shall purchase or have the right to purchase, the "Preferred Shares" (as defined therein);

WHEREAS, it is a condition precedent to the Buyers entering into the Securities Purchase Agreement that Grantor shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent for the benefit of the Buyers of a security interest in certain segregated cash and cash equivalents held in the Cash Collateral Account to provide for the payment of dividends with respect to the Preferred Shares and to secure all of Grantor's obligations under the Securities Purchase Agreement and the "Certificate of Designations" (as defined therein); and

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, the Grantor agrees with the Collateral Agent, for the benefit of the Buyers, as follows:

SECTION 1.  Definitions.

(a)  Reference is hereby made to the Securities Purchase Agreement and the Certificate of Designations for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Certificate of Designations or in Articles 8 or 9 of the Uniform Commercial Code (the "Code") as in effect from time to time in the State of New York, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

(b)  The following terms shall have the respective meanings provided for in the Code: "Cash Proceeds", "Deposit Account", "Financial Assistance", "Instruments", "Investment Property", "Noncash Proceeds", "Proceeds", "Security", "Record" and "Securities Account".

(c)  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

"Account Control Agreement" has the meaning specified in Section 4(p) of the Securities Purchase Agreement.

"Cash Collateral Account" means the deposit account established pursuant to Section 4(p) of the Securities Purchase Agreement.

"Cash Collateral Bank" has the meaning specified in Section 4(p) of the Securities Purchase Agreement.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

"Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

SECTION 2.  Grant of Security Interest. As collateral security for all of the "Obligations" (as defined in Section 3 hereof), the Grantor hereby pledges and assigns to the Collateral Agent for the benefit of the Buyers, and grants to the Collateral Agent for the benefit of the Buyers a continuing security interest in the Cash Collateral Account, all cash, and all other property from time to time deposited therein and all Proceeds, including all Cash Proceeds and Noncash Proceeds (if any) of the foregoing (collectively, the "Collateral"), and products of any and all of the foregoing Collateral, in each case howsoever the Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

SECTION 3.  Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the "Obligations"):

(a)  (i) the payment by Grantor, as and when due and payable (at scheduled maturity, required redemption, occurrence of Liquidation Event, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Preferred Shares, including, without limitation, any cash or in kind dividends thereon (without regard to whether such amounts are express to be junior to any other outstanding preferred sock of the Company) and the other "Transaction Documents" (as defined in the Securities Purchase Agreement); and

(b)  the due performance and observance by the Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Buyers under the Preferred Shares, for so long as the Preferred Shares are outstanding.

SECTION 4.  Representations and Warranties. The Grantor represents and warrants as follows:

(a)  Schedule I hereto sets forth (i) the exact legal name of the Grantor, and (ii) the organizational identification number of the Grantor or states that no such organizational identification number exists.

(b)  There is no pending or written notice threatening any action, suit, proceeding or claim affecting the Grantor before any governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that may adversely affect the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c)  All Federal, state and local tax returns and other reports required by applicable law to be filed by the Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon the Grantor or any property of the Grantor (including, without limitation, all federal income and social security taxes on employees' wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied ("GAAP").

(d)  The Grantor is and agrees to take any and all actions to ensure that it will remain the sole and exclusive owner of, or otherwise has or will have adequate rights in, the Collateral free and clear of any Liens other than the rights of the Cash Collateral Bank. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file with the Secretary of State of New Jersey or the recorder of deeds of Monmouth County, New Jersey except such as may have been filed in favor of the Collateral Agent relating to this Agreement.

(e)  The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting the Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(f)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, or any other Person (other than the Company in the case of exercise of remedies), is required for (i) the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements, all of which financing statements, have been duly filed and are in full force and effect.

(g)  This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The Account Control Agreement and/or the Collateral Agent's having possession of all Instruments and cash constituting Collateral from time to time, the recording of the appropriate, and the filing of the financing statements and the other filings and recordings, as applicable, described in Schedule I hereto will result in the protection of such security interests. Such security interests are, or in the case of Collateral in which the Grantor obtains rights after the date hereof, will be, perfected, first priority security interests. Such recordings and filings and all other action necessary or desirable to perfect and protect such security interests have been duly taken with respect to assets held in the Cash Collateral Account.

SECTION 5.  Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:

(a)  Further Assurances. The Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing (to the extent, if any, that the Grantor's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, and (B) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral.

(b)  Transfers and Other Liens.

(i)  The Grantor will not sell, assign (by operation of law or otherwise), exchange or otherwise transfer or dispose of any of the Collateral other than the rights of the Cash Collateral Bank.

(ii)  The Grantor will not create, suffer to exist or grant any Lien upon or with respect to any Collateral, except the Lien created hereby.

SECTION 6.  Additional Provisions Concerning the Collateral.

(a)  The Grantor hereby (i) authorizes the Collateral Agent to file one or more Uniform Commercial Code financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)  The Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent's discretion, so long as (x) a Liquidation Event shall have occurred and is continuing or (y) the Company has failed to pay any Obligation when due, whether in cash or in kind as permitted pursuant to the Certificate of Designation, and such failure to pay is continuing for a period of at least five (5) Business Days, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral, (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, (iii) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral, and (iv) to execute assignments and other documents to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(c)  If a Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of the Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(d)  The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 7.  Remedies Upon Failure to Pay the Obligations. If any failure to pay any of the Obligations has occurred and be continuing:

(a)  The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of a portion of the Collateral equal to the amount of the Obligations which is then due but not paid, including, without limitation, transfer into the Collateral Agent's name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) a portion of the Collateral equal to the amount of the Obligations which is then due but not paid or any part thereof consisting of cash equivalents, for cash at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Collateral Agent and the Buyers arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Collateral be marshalled upon any sale (public or private) thereof. The Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely effect the commercial reasonableness of any such sale of Collateral.

(b)  A portion of the cash held in the Cash Collateral Account equal to the amount of the Obligations which is then due but not paid and all Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)  In the event that the cash held in the Cash Collateral Account of Cash Proceeds of any such sale, collection or realization are insufficient to pay the amount of the Obligations which is then due but not paid, the Grantor shall remain liable for the deficiency, together with interest thereon at the highest rate specified in any of the applicable Transaction Documents for interest on overdue amount thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d)  The Grantor hereby acknowledges that if the Collateral Agent complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e)  The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Grantor lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8.  Indemnity and Expenses.

(a)  The Grantor agrees to protect, indemnify and hold the Collateral Agent and each of the Buyers, jointly and severally, harmless from and against any and all claims, damages (other than lost profits and consequential or incidental damages), losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person's counsel) to the extent that they arise out of or otherwise result from the Grantor’s breach of this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from such Person's gross negligence, bad faith or willful misconduct.

(b)  The Grantor agrees to upon demand pay to the Collateral Agent the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 9.  Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to a Grantor at its address specified below and if to the Collateral Agent to it, at its address specified below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted (during normal business hours) and confirmation is received, otherwise, the day after the notice was transmitted if confirmation is received, or (c) if delivered, upon delivery.

SECTION 10.  Miscellaneous.

(a)  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by a Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)  No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent or any Buyer provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent or any Buyer under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c)  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations, and (ii) be binding on the Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Buyers hereunder, to the benefit of the Collateral Agent and the Buyers and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Buyers may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Buyers herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Buyer shall mean the assignee of the Collateral Agent or such Buyer. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(e)  Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon the Grantor's request and at the Grantor's expense, (A) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) promptly execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f)  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g)  ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(h)  THE GRANTOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE COLLATERAL AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(i)  The Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address provided herein, such service to become effective 10 days after such mailing.

(j)  Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of the Grantor in any other jurisdiction.

(k)  The Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l)  Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m)  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

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IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

MILLENNIUM CELL INC.

By:	/s/ John D. Giolli
Name: John D. Giolli
Title: Vice President — Finance and Chief Financial Officer

Address:	One Industrial Way West
Eatontown, New Jersey 07724

ACCEPTED BY:

PORTSIDE GROWTH OPPORTUNITY FUND,
as Collateral Agent

By: /s/ Jeffrey Smith
Name: Jeffrey Smith
Title: Authorized Signatory

Address:	c/o Ramius Capital Group, L.L.C.
666 Third Avenue, 26th Floor
New York, New York 10017

SCHEDULE I

LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OR JURISDICTION OF ORGANIZATION

Millennium Cell Inc. Delaware Corporation - Tax ID number is 22-3726792

SCHEDULE II

MILLENNIUM CELL INC.

UCC-1 FINANCING STATEMENTS